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                                                                    Exhibit 99.6

                          NOTICE OF GUARANTEED DELIVERY

         When certificates representing shares of Common Stock of CERBCO, Inc. ("CERBCO Common Stock") and/or shares of Class B Common Stock of CERBCO, Inc. ("CERBCO Class B Common Stock") are not available, this Notice of Guaranteed Delivery is to accompany the Election and Transmittal Form submitted in connection with the recapitalization of CERBCO, Inc. (the "Recapitalization").

         This Notice of Guaranteed Delivery of certificates representing CERBCO Common Stock and/or CERBCO Class B Common Stock must be given by a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, and any certificates representing CERBCO Common Stock and/or CERBCO Class B Common Stock covered by this Notice of Guaranteed Delivery must in fact be delivered to the Exchange Agent by [_:00 _.m.], Eastern Daylight Savings Time, on [______ __], 2002. Failure to deliver such certificates representing CERBCO Common Stock and/or CERBCO Class B Common Stock by such time shall invalidate any election made in the Election and Transmittal Form, and such stockholder shall be treated as having elected to receive one share of CERBCO new Common Stock (or CERBCO new Class B Common Stock if such stockholder is currently a Class B Common stockholder) and $3.33 in cash for each share previously held.

         The method of delivery of the Election and Transmittal Form, the certificates representing CERBCO Common Stock and/or CERBCO Class B Common Stock and all other required documents is at the election and risk of the holder. If you choose to send the materials by mail, it is recommended that they be sent by registered mail with return receipt requested, with proper insurance. Delivery of the materials will be deemed effective, and risk of loss with respect thereto will pass, only when such materials are actually received by the Exchange Agent.

                 The Exchange Agent for the Recapitalization is:

                    American Stock Transfer and Trust Company
                                 59 Maiden Lane
                                   Plaza Level
                            New York, New York 10038

         DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE EXCHANGE AGENT.

               The Information Agent for the Recapitalization is:

                                W.F. DORING & CO.

                            150 Bay Street, 8th Floor
                              Jersey City, NJ 07302
                                 (888) 330-5111

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   TO BE EFFECTIVE, THIS PROPERLY COMPLETED NOTICE OF GUARANTEED DELIVERY
   TOGETHER WITH THE ELECTION AND TRANSMITTAL FORM, MUST BE RECEIVED BY THE EXCHANGE AGENT BY [___: __] A.M., EASTERN DAYLIGHT SAVINGS, TIME ON [_______ __], 2002, THE DATE OF THE CERBCO ANNUAL MEETING.

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   GUARANTEE OF DELIVERY

   (TO BE USED IF CERBCO STOCK CERTIFICATES
   ARE NOT SURRENDERED WITH THE ELECTION
   AND TRANSMITTAL FORM)

   The undersigned (check appropriate box below) guarantees to deliver to the Exchange Agent at the address set forth above the certificates for shares of CERBCO Common Stock and/or CERBCO Class B Common Stock covered by the Election and Transmittal Form no later than [__:__ .m.], Eastern Daylight Savings Time, on [___________], 2002.

                                              __________________________________
[_]  A member of a registered national        Firm (Please Print or Type)
     securities exchange

[_]  A member of the National Association
     of Securities Dealers, Inc.

[_]  A commercial bank or trust company
     in the United States

Dated:
__________________________________________    __________________________________
                                               Authorized Signature

                                              __________________________________
                                               Print Name and Title

                                              __________________________________
                                               Address

                                              (      )
                                              ----------------------------------
                                              Area Code and Telephone Number